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                                                                     EXHIBIT 3.4

                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                   PACIFICARE HEALTH PLAN ADMINISTRATORS, INC.


        The above corporation (hereinafter referred to as the "Corporation") existing pursuant to the Indiana Business Corporation Law, desiring to give notice of corporation action effectuating the restatement of its Articles of Incorporation, sets forth the following facts:


                                    ARTICLE I
                                      NAME

        The name of the Corporation is PacifiCare Health Plan Administrators,
Inc.


                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

        The street address of the Corporation's registered office in Indiana and the name of its registered agent at that office is:

                      CT Corporation System
                      36 S. Pennsylvania Street, Suite 700
                      Indianapolis, Indiana 46204


                                   ARTICLE III
                                AUTHORIZED SHARES

        The number of shares which the Corporation is authorized to issue is One Thousand (1,000) with $0.01 par value per share.


                                   ARTICLE IV
                                  INCORPORATOR

        The name of the incorporator of the Corporation is:

                      Sara Martin-Michels
                      414 Union Street
                      Suite 1200
                      Nashville, Tennessee 37219-1777


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                                    ARTICLE V
                                 INDEMNIFICATION

        Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Indiana Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys, fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.


                                   ARTICLE VI
                    POWER TO AMEND ARTICLES OF INCORPORATION

        The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                                   ARTICLE VII
                              POWER TO ADOPT BYLAWS

        The Board of Directors of the Corporation shall have the power to adopt and amend the Bylaws of the Corporation.


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                                   CERTIFICATE
                                       OF
                   PACIFICARE HEALTH PLAN ADMINISTRATORS, INC.

        To the Secretary of State of the State of Indiana:

        The undersigned, Bradford A. Bowlus, President of PacifiCare Health Plan Administrators, inc. (the "Corporation"), hereby certifies on behalf of the Corporation that the restatement of the Articles of Incorporation of the Corporation does not contain any amendment to the Articles of Incorporation requiring shareholder approval and that the board of directors adopted the restatement effective June 21, 2002.

        Dated this 21st day of June 2002.


                                    PACIFICARE HEALTH PLAN ADMINISTRATORS, INC., an Indiana corporation




                                    /s/ Bradford A. Bowlus
                                    --------------------------------------------
                                    Bradford A. Bowlus
                                    President
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